UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YRCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the Amended and Restated Credit Agreement

On April 7, 2020, YRC Worldwide Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Credit Agreement (the “A&R Credit Agreement”), which amends its A&R Credit Agreement, dated as of September 11, 2019, by and among the Company, certain of the Company’s subsidiaries party thereto, the lenders party thereto and Cortland Products Corp., as administrative agent and collateral agent.

The Amendment, among other things:

(a)

provides for a waiver with respect to the Consolidated EBITDA financial covenant set forth in the A&R Credit Agreement for the covenant testing periods ending on each fiscal quarter in the fiscal year ending December 31, 2020,

(b)

provides that interest payable under the A&R Credit Agreement for the interest periods ending on March 31, 2020 and June 30, 2020 (the period commencing on March 31, 2020 and through June 30, 2020, the “PIK Period”) shall be payable in-kind at 13.00% and payable in cash at 1.00%, for an all-in rate of 14.00% per year, and the amounts thereof (the “PIK Interest”) added to the principal balance of the term loans outstanding under the A&R Credit Agreement,

(c)

requires, for the period commencing on the amendment effective date and through the first fiscal reporting period after January 1, 2021 in which Consolidated EBITDA for the trailing twelve month period ending as of the last day of such fiscal quarter is greater than $200 million (the “Specified Period”) the Company maintain $55 million of “Liquidity” (such amount being calculated as the Company’s and A&R Credit Agreement guarantors’ unrestricted cash on hand plus the amount of “Availability” (as defined in the loan agreement for Company’s asset-based loan facility (the “ABL Facility”)) to the extent such Availability could be borrowed under the ABL Facility),

(d)	during the Specified Period, imposes certain limitations on the ability of the Company and its subsidiaries to engage in asset sales,

(e)

provides that, after the second consecutive fiscal quarter following the PIK Period for which Consolidated EBITDA for the trailing twelve month period ending as of the last day of such fiscal quarter is greater than $200 million, the accrued PIK Interest shall be due and payable in cash in four equal consecutive fiscal quarter installments each in the amount of 25% of the aggregate amount of accrued PIK Interest,

(f)

adds anti-cash hoarding covenants, which require mandatory prepayments of the term loans with the amount of any cash on the Company’s balance sheet in excess of $200 million to the extent the condition to make voluntary prepayments of term loans under the ABL Facility is met, and

(g)	requires the Company to use its reasonable efforts to achieve operational initiatives and cost savings.

All capitalized terms used above but not defined herein shall have the meaning ascribed to such terms in the A&R Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Jamie G. Pierson
Chief Financial Officer

Date: April 8, 2020